EXHIBIT 99.01

Contact:
FormFactor, Inc.
Ron C. Foster	Investor Relations
Chief Financial Officer	Brooke Deterline / Annie Leschin
(925) 290-4024	(925) 290-4949
ir@formfactor.com

FormFactor Announces Organization Change With Resignation of President

Livermore, CA – January 4, 2007 – FormFactor, Inc. (Nasdaq: FORM) announced today that Joseph R. Bronson, the company’s President and a member of the Office of the Chief Executive, has decided to leave the company to pursue other interests.  Mr. Bronson also resigned from the Board of Directors of the company.  With Mr. Bronson’s departure, the company is changing its management structure to eliminate the Office of the Chief Executive.  Dr. Igor Y. Khandros will continue to serve as the chief executive officer of the company and will assume the responsibilities previously handled by Mr. Bronson in the president role.  Mr. Bronson will continue to be available in a consulting role to the company’s executive management following his resignation.  Mr. Bronson’s resignation is effective as of January 5, 2007.

Dr. Khandros stated “The company expresses its thanks to Joe Bronson for his past contributions and accomplishments.  Joe, who served as a company Board member since 2002, joined the company in 2004 as its president to help better focus the company’s business execution, financial performance, business infrastructure and processes, and organizational development.  During Joe’s tenure the company significantly grew revenues, began executing an infrastructure and processes roadmap to enable sustainable growth, and implemented company-wide programs to develop and grow organizations both domestically and overseas.  All of us in the company wish Joe well with his future endeavors.”

Mr. Bronson added “I came to FormFactor to position the company to achieve its strategic growth objectives.  I have been fortunate to work with CEO and founder, Igor Khandros, these past two years, together enabling the company to continue to achieve significant growth.  With a solid business foundation and strategic roadmap in place, I am confident FormFactor will continue to realize its outstanding growth potential.”

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding operations, business potential and momentum, and future growth.  These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to, the company’s ability to execute on its strategic roadmaps; to deploy and improve infrastructure, processes and programs for enabling growth domestically and overseas and for meeting customer and industry requirements; to continue to ramp its factory capacity and increase production efficiencies and yields in its manufacturing operations; to develop and deliver innovative technologies and enforce its intellectual property rights; and to drive its product development pipeline and support multiple growth drivers in its customers’ businesses.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2005 and the company’s subsequent 10-Q and 8-K filings, which the company files with the Securities and Exchange Commission (“SEC”).  Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm.  The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

About FormFactor

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test ICs.  The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market.  FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America.  For more information, visit the company’s web site at www.formfactor.com.

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FormFactor is a registered trademark of FormFactor, Inc.